CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Air T, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended December 31, 2008 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Walter Clark, Chief Executive Officer, and John Parry, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  January 30, 2009

/s/ Walter Clark
Walter Clark
Chief Executive Officer

/s/ John Parry
John Parry
                                Chief Financial Officer

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